UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Virginia National Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VIRGINIA NATIONAL BANKSHARES CORPORATION

404 People Place

Charlottesville, Virginia 22911

AMENDMENT NO. 1 TO DEFINITIVE PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF SHAREHOLDERS

Virginia National Bankshares Corporation (the “Company”) files this Amendment No. 1 to correct an inadvertent error in the Company’s definitive proxy statement on Schedule14A filed on May 3, 2021 (the “Proxy Statement”) with respect to the 2021 Virtual Annual Meeting of Shareholders of the Company to be held on Thursday, June 24, 2021 at 10:00 a.m., Eastern Time, via a live webcast (the “2021 Annual Meeting”).

After filing the Proxy Statement, the Company discovered that the total for fees paid in 2020 to Yount, Hyde & Barbour, P.C. was incorrect in the table under the “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM” section on page 18 of the Proxy Statement. The correct total is $166,842 instead of $66,842.  That section of the Proxy Statement is amended and restated in its entirety to read as set forth below.

The Proxy Statement made available to shareholders and beneficial owners as of May 5, 2021 via the internet at www.proxydocs.com/VABK and printed copies of the Proxy Statement mailed to registered shareholders and beneficial owners contain the correct amount of total fees paid in 2020 to the Company’s independent registered public accounting firm.

This Amendment No. 1 should be read in conjunction with the Proxy Statement. Except for the revision specifically discussed above, this Amendment No. 1 does not modify or update any other disclosures presented in the Proxy Statement. In addition, this Amendment No. 1 does not reflect events occurring after the date of the Proxy Statement or modify or update disclosures that may have been affected by subsequent events.

No changes are being made to the proxy card, or other voting notice or instruction form, related to proposals to be considered and voted upon at the 2021 Annual Meeting. Accordingly, if you have already submitted a proxy card or otherwise provided voting instructions, you do not need to complete an additional proxy card or otherwise submit new voting instructions unless you wish to change your vote. Please review the “Voting and Revocation of Proxies” and “Voting Shares Held in Accounts with Brokers, Banks and Other Custodians; Broker Non-Votes” on page 2 of the Proxy Statement if you want to change your vote.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company has selected Yount, Hyde & Barbour, P.C. to serve as independent registered public accounting firm for the Company in 2021.  This firm audited the books and records of the Company for 2020 and 2019.  The Company and its affiliates incurred the fees and out-of-pocket expenses shown in the table below for audit and other professional services provided by Yount, Hyde & Barbour, P.C., for or during the fiscal years ended December 31, 2020 and December 31, 2019.

Description	2020	2019
Audit Fees (1)	$145,955	$152,912
Audit-related Fees (2)	9,600	10,097
Tax Fees (3)	11,287	10,480
Total Fees	$166,842	$173,489

(1)	Audit fees: Audit and review services and review of documents filed with the SEC, and in 2019 the attestation report on internal controls under SEC rules.
(2)	Audit‐related fees: Consist of the audit of the Bank’s 401(k) Plan, as well as research and consultation on various accounting and disclosure matters.
(3)	Tax fees: Preparation of federal and state income tax returns and tax related matters.

In every case, the scope of all audit services and permissible non-audit services provided by Yount, Hyde & Barbour, P.C. was pre-approved by the Company’s Audit Committee.  That committee was directly responsible for the appointment, compensation, retention and oversight of Yount, Hyde & Barbour, P.C., and the firm reported directly to the Audit Committee.

Representatives from Yount, Hyde & Barbour, P.C. are expected to be present at the Annual Meeting to make a statement if they desire to do so and to answer questions shareholder(s) may have.

Yount, Hyde & Barbour, P.C. has advised the Company that neither it, nor any of its members, has any direct financial interest or material indirect financial interest in the securities of the Company, or any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.